                                                                   EXHIBIT 10(x)

                      EMPLOYMENT AND CONSULTING AGREEMENT

       THIS AGREEMENT ("Agreement") is made and entered into by and between WILLIAM A. RYAN, an individual ("Ryan"), and TEAM, INC., a Texas corporation ("Team") to be effective as of June 1, 1997 (the "Effective Date").

                                R E C I T A L S:

       WHEREAS, Team employed Ryan as its President and Chief Executive Officer and entered into an employee agreement (the "Employment Agreement") with Ryan which was made effective as of August 31, 1995; and,

     WHEREAS, Ryan voluntarily agreed, effective January 1, 1997, to reduce his base compensation from $300,000, as provided in the Employment Agreement, to one hundred thousand dollars ($100,000) per annum together with such annual performance bonus compensation awards as Team's Board of Directors(the "Board") acting in its sole discretion determines; and,

     WHEREAS, the Board awarded Ryan a performance bonus in the amount of $50,000 during a scheduled meeting which was held on June 26, 1997 in recognition of his outstanding performance through the period ended May 31, 1997 and also awarded Ryan options to acquire 50,000 shares of Team stock during such meeting in recognition of his past performance and as an incentive for future performance; and,

       WHEREAS, Team and Ryan have agreed to terminate the Employment Agreement dated August 25, 1995 and enter into this Agreement to set forth the current terms and conditions of Ryan's employment and consulting relationship with Team;

       NOW, THEREFORE, in consideration of the premises, and the covenants herein set forth, the continued employment of Ryan by Team and for other good and valuable consideration, the receipt and sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                              A G R E E M E N T S:


       1. EMPLOYMENT AND CONSULTING. Subject to the terms and conditions hereinafter stated, Ryan shall serve as Chief Executive Officer of Team with the duties specified in section 1(a) below throughout the period ("Employment Period") beginning as of the Effective Date and ending on the earlier date to occur of: (i) the date that the Team Board of Directors ("Board") adopts a resolution designating a new Chief Executive Officer, (ii) the ninetieth (90th) day following the delivery to Team of Ryan's written notice of resignation, or
(iii) May 31, 2002. From and after the date that Ryan ceases to serve as Team's Chief Executive Officer, and through May 31, 2002, Ryan shall serve as a Consultant to Team with the duties specified in subsection 1(b) below. The Employment Agreement dated August 25, 1995 is hereby cancelled and all of the rights and obligations of the parties thereunder are hereby terminated. In the event that Ryan is serving as a member of the Board at the time that he ceases to serve as Team's Chief Executive Officer, he will continue to serve at the pleasure of the Team shareholders as a non-employee director of Team and shall be entitled to the compensation and other benefits which are then made available to the other non-employee Team directors.

              (a) DUTIES AS CHIEF EXECUTIVE OFFICER. Ryan agrees to serve throughout the Employment Period as defined above as Chief Executive Officer of Team subject to the Team Bylaws and management policies, and to perform such other duties as shall from time to time be assigned to Ryan by the Board which are consistent with Ryan's position as President and Chief Executive Officer. Ryan shall as consideration for serving hereunder as Team's Chief Executive Officer be compensated in the manner provided in subsections 2(a) and 2(b) below. No change in the duties of Ryan which are consistent with his position as President and Chief Executive Officer shall result in a termination or rescission of this Agreement. Ryan shall devote such time and attention as may be reasonably necessary to perform his duties hereunder. Ryan shall be permitted to serve on the Boards of Directors of other corporations and/or to engage in other business activities for his own account, provided that none of such other business activities shall be inconsistent with the terms of Section 6 hereof and provided further that such activities do not materially interfere with the performance of Ryan's duties hereunder. By way of




                                     2.
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expression and not of limitation, Ryan shall make available to Team any and all business opportunities that become available to Ryan which involve an area of business in which Team or any Affiliate thereof conducts business. Any such business opportunities shall be the property of Team.

       (b) CONSULTING DUTIES. From and after the end of the Employment Period as defined above and through May 31, 2002, Ryan covenants that he will make himself reasonably available to consult with the Board and Team's officers at Team's principal offices in Texas; provided, however, that Ryan shall not be required to expend more than ten (10) hours a month in performing consulting services to Team and he shall not be required to perform any services which would be impossible or impractical for him to perform or would likely damage his health. As consideration for agreeing to serve as a Consultant to Team hereunder, Ryan shall be compensated in accordance with the provisions of subsection 2(d) below.

       2.  COMPENSATION.

              (a) CHIEF EXECUTIVE OFFICER. Throughout the Employment Period as defined above and for a period of one full year thereafter ("POST EMPLOYMENT TERM"), Ryan shall be paid One Hundred Thousand Dollars ($100,000) per year ("Base Compensation"), in equal and consecutive monthly installments ("Monthly Salary Payments") of eight thousand three hundred thirty three dollars and thirty three cents ($8,333.33).

              (b) PERFORMANCE BONUS. As promptly as practical following the end of each fiscal (or any portion thereof) during which Ryan serves as Team's Chief Executive Officer pursuant to this Agreement, the Board shall review Ryan's performance during such fiscal year and ,the Board acting in its sole discretion shall award Ryan a performance bonus based upon Ryan' performance as Team's Chief Executive Officer during such fiscal year or any part thereof; provided, however, that such bonus shall not be less than the product of fifty thousand dollars($50,000) multiplied times that percentage of such fiscal year during which Ryan served as Team's Chief Executive Officer.

              (c) OTHER BENEFITS AS CHIEF EXECUTIVE OFFICER. While serving as Team's Chief Executive Officer, Ryan shall be entitled to paid vacations, expense reimbursements, automobile allowances and similar perquisites incidental or necessary to the performance of his duties or in accordance with the policies and procedures established by Team from time to time. Ryan shall further be entitled to





                                       3.
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participate in each plan established to provide fringe benefits or insurance benefits to employees of Team at the time and for so long as he meets the eligibility criteria established for the plan and shall receive benefits thereunder based on the terms of the plan. Ryan's eligibility and benefit level shall be determined separately for each plan and all determinations shall be made by the parties charged with responsibility for such determinations in the plan. Team is under no obligation to establish any plan or plans to provide benefits for its employees and this provision shall not be interpreted to require the establishment of any benefit plan. The terms of any benefit plans existing, established, or provided hereafter do not constitute a part of this Agreement and are not incorporated herein for any purpose.

     (d)      CONSULTANT.   After the conclusion of the Post Employment Period
and for the remainder of the Term as herein defined Team shall pay Ryan the sum of fifty thousand dollars per year in consecutive, equal monthly installments of four thousand one hundred sixty six dollars and sixty six cents ($4,166.66) each as consideration for agreeing herein to consult with Team following the Employment Period. As a Consultant, Ryan shall also be entitled to reimbursement for travel and other expenses reasonably incurred in carrying out his consulting duties.

       4. TERM. The Term ("Term") of this Agreement commenced effective June 1, 1997 and unless sooner terminated by mutual agreement of the parties or by termination "for cause" pursuant to Section 5(b), shall terminate at the close of business on the 31st day of May, 2002.

       5.  TERMINATION.

              (a) WITHOUT CAUSE. Team may terminate Ryan's employment as its Chief Executive Officer at any time "without cause" by giving Ryan written notice of such termination, and Ryan may terminate his employment as Chief Executive Officer without cause upon ninety (90) days' prior written notice to Team. Ryan shall be entitled to receive a bonus payment pursuant to section 2(b) with respect to the fiscal year during which he ceases to serve as Team's Chief Executive Officer. Subject to the limitations contained in subsection 5(b) hereof, Ryan shall immediately after he ceases to be Team's Chief Executive Officer continue to receive Monthly Salary Payments in the amount of eight thousand three hundred thirty three dollars and thirty three cents ($8333.33) throughout the Post Employment Period as provided above, and after the conclusion of the Post





                                       4.
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Employment Period, Ryan shall receive the sum of four thousand one hundred sixty-six dollars and sixty-six cents($4,166.66) a month through May 31, 2002 as provided in subsection 2(d) as his total remaining entitlements under this Agreement.

       (b) FOR CAUSE. Notwithstanding anything to the contrary contained or implied herein, Team may terminate this Agreement and all of its continuing obligations to Ryan hereunder "for cause" by giving written notice of such termination "for cause" to Ryan. For purposes of section 5(a) this Agreement, the phrase "for cause" shall exclusively mean the occurrence of one of the following events:

              (i) Ryan shall be determined by Team to be guilty of fraud, dishonesty, or violations of criminal statutes; or,

              (ii) Ryan shall be determined by Team to have materially violated the provisions of section 6 of this Agreement.

       In making the determinations described in Section 5(b)(i) and (ii) above, Team shall act reasonably and in good faith and any such determination shall be required to be made by the affirmative vote of a majority of the members of the Board. In the event that Team terminates this Agreement "for cause" as specified above, Ryan shall not be entitled to receive any further compensation under this Agreement from and after the date of such termination for cause. Notwithstanding anything to the contrary contained or implied herein, Ryan's death or disability during the Term shall not be "cause" for terminating Ryan's entitlements under this Agreement. Entitlements to which Ryan is entitled pursuant to this Agreement shall in the event of Ryan's death during the Term be paid to his estate.

       6. PROTECTION OF CONFIDENTIAL INFORMATION AND GOODWILL. Ryan hereby covenants and agrees as follows:

              (a) Ryan shall not use or disclose, directly or indirectly, for any reason whatsoever or in any way any confidential or proprietary information or trade secrets of Team, including, but not limited to, information with respect to Team or its Affiliates (as hereinafter defined) as follows: the identity, lists, and/or descriptions of any customers of Team; financial statements, cost reports, and other financial information; product or service pricing information; contracts, contract proposals and bidding information; policies and procedures developed as part of a confidential business plan; and management systems and procedures, including manuals and supplements thereto, other than (i) at the direction of Team during the course of Ryan's employment,
(ii) after receipt of the prior written





                                       5.
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consent of Team, (iii) as required by any court or governmental regulatory agency having competent jurisdiction over Team or its business or over Ryan, or
(iv) information made public by Team or information known or generally available within Team's industry.

              (b) During the Term and for a period of two (2) years thereafter, Ryan shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Team or any Affiliate of Team (as defined in Paragraph 14 hereof) as such business is presently conducted and as conducted during the Term; provided, however, that following the Term, the covenant contained in this subsection shall not pertain to activities which occur more than two hundred fifty (250) miles from any operating facility of Team or any Affiliate of Team.

              (c) During the Term and for a period of two (2) years following the termination of the Term, Ryan shall not solicit or negotiate, directly or indirectly, any contract or agreement that constitutes or would constitute engaging in competition with the business of Team or any Affiliate of Team as presently conducted and as conducted during the Term; provided, however, that following the Term, the covenant contained in this subsection shall not pertain to activities which occur more than two hundred fifty (250) miles from any operating facility of Team or any Affiliate of Team.

              (d) During the Term and for a period of two (2) years following the Term, Ryan shall not solicit for employment or employ, directly or indirectly, any employee employed by Team or any Affiliate within the one (1) year period immediately prior to such solicitation for employment.

              (e) Ryan shall not use the name of Team or any Affiliate of Team in connection with any business that is in competition in any manner whatsoever with the business of Team or any Affiliate of Team as presently conducted and as conducted during the Term.

              (f) Team and Ryan agree that the covenants set forth in this Paragraph 6 shall accrue to the benefit of Team, irrespective of the reason for termination of the other provisions of this Agreement and the corresponding employment relationship created herein, or Ryan's performance hereunder.





                                       6.
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              (g)  In connection with the limited protection afforded Team by the covenants contained within this Paragraph 6, Ryan recognizes that Team's need for the covenants is based on the following:

                     (i) Team has spent and will expend substantial time, money and effort in developing (x) its maintenance, repair and energy management businesses and (y) a valuable list of customers and information about their requirements and needs, purchasing patterns and internal purchasing procedures;

                     (ii) Ryan, in the course of the Term, has been and will be compensated to help develop, and has been and will be personally entrusted with and exposed to, Team's contract, business development plans and opportunities, trade secrets and other confidential and proprietary information;

                     (iii) Team, during the Term and after its termination, will be engaged in the highly competitive maintenance, repair and energy management businesses in which many firms, including Team, compete;

                     (iv) Team provides and will provide services throughout the State of Texas and Ryan will be involved in providing such services through operating facilities and affiliates of Team;

                     (v) Ryan could, after having access to Team's financial records, contracts, technology and associated trade secrets and know-how and receiving further training by and experience with Team, and after reviewing Team's trade secrets and confidential information, become a competitor; and

                     (vi) Team will suffer great loss and irreparable harm if, during or after the Term, Ryan enters directly or indirectly into competition with Team.

              (h) Ryan hereby specifically acknowledges and agrees that the temporal, geographical and other restrictions contained in this Section 6 are reasonable and necessary to protect the business and prospects of Team, and that the enforcement of the provisions of this Section 6 will not work an undue hardship on him.

              (i) Ryan further agrees that in the event either the length of time, geographical or any other restrictions, or portion thereof, set forth in this Section 6 is overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances





                                       7.
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and the parties agree that the restrictions of this Section 6 will remain in full force and effect as reduced or modified.

              (j) Ryan further agrees and acknowledges that Team does not have an adequate remedy at law for the breach or threatened breach by him of the covenants contained in this Section 6 and Ryan therefore specifically agrees that Team, in the event of the breach or threatened breach by Ryan of any of the Ryan's covenants contained in Section 6 of this Agreement, in addition to other remedies which may be available to it hereunder, may file a suit in equity to enjoin Ryan from such breach or threatened breach.

       Ryan further agrees, in the event that any provision of this Section 6 is held to be invalid or against public policy, the remaining provisions of this Section 6 and the remainder of this Agreement shall not be affected thereby.

       7. PROPERTY OF TEAM. Ryan agrees that, upon the termination of the Term, he will immediately surrender to Team all property, equipment, funds, lists, books, records, and other materials of Team in the possession of or provided to Ryan.

       8. LAW GOVERNING. This Agreement and all issues relating to the validity, interpretation, and performance hereof shall be governed by and interpreted under the laws of the State of Texas. The parties hereby consent to jurisdiction and venue in any court of competent jurisdiction in Harris County, Texas, or the United States District Court for the Southern District of Texas, and either party may bring any suit that they desire to institute upon this Agreement in any such court.

       9. REMEDIES. With respect to each and every breach, violation, or threatened breach or violation by either party of any of the covenants set forth herein, the other party, in addition to all other remedies available at law or in equity, including specific performance of the provisions hereof, shall be entitled to enjoin the commencement or continuance thereof and, without notice to the other party, may apply for entry of an immediate restraining order or injunction. In addition, each party agrees, upon demand, to immediately account for and pay over to the other party an amount equal to all compensation, commissions, bonuses, salary, gratuities, or other emoluments of any kind directly or indirectly received by, or for the use or benefit of, the other party resulting from any activity, transaction, or employment in breach or violation of any of the covenants set forth in this Agreement, such amount being agreed to constitute liquidated damages





                                       8.
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because the exact amount of actual damages to be sustained on account of any such breach or violation cannot be determined with complete accuracy. In addition, each party agrees to pay the other party a reasonable sum as and for his or its attorneys' fees and costs of litigation should such other party bring an action against the breaching party for breach of this Agreement and prevail in such action. Each party may pursue any of the remedies described in this Paragraph 9 concurrently or consecutively, in any order, as to any such breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any of the other such remedies.

    10. NOTICES. Any notice or request herein required or permitted to be given to any party hereunder shall be given in writing and shall be personally delivered or sent to such party by United States mail, certified or registered mail, return receipt requested, with postage prepaid, at the address set forth below the signature of such party hereto or at such other address as such party may designate by written communication to the other party pursuant to, and in accordance with, this Paragraph 10. Each notice given in accordance with this Paragraph 10 shall be deemed to have been given, if personally delivered, on the date personally delivered, or, if mailed, on the day on which it is deposited in the United States mail, and shall be deemed to be received or delivered, if personally delivered, on the date personally delivered, or, if mailed, on the third day following the day on which it is deposited in the United States mail.

       11. HEADINGS. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall not be construed or interpreted to restrict or modify any of the terms or provisions hereof.

       12. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, and this Agreement and each separate provision hereof shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. In addition, in lieu of such illegal, invalid, or





                                       9.

unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable, if such reformation is allowable under applicable law.

       13. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and each party's respective successors, heirs, permitted assigns, and legal representatives.

       14. DEFINITION OF "AFFILIATE". For purposes of this Agreement, the term "Affiliate" means any subsidiary corporation of Team. For purposes of this definition, a subsidiary of Team means any corporation whose outstanding common shares are more than fifty percent (50%) directly owned by Team and shall further mean any corporation whose outstanding common shares are at least fifty percent (50%) owned through an unbroken chain of ownership through other subsidiaries of Team.

       15. ASSIGNMENT. This Agreement and any interest herein or rights, duties, or obligations hereunder may be assigned or delegated by Team without the prior written consent of the Ryan, but no such assignment may be made by Ryan.

       16. SEPARATE AGREEMENTS. The provisions of Paragraph 6 shall be construed as a separate agreement in each of the separate geographical areas, if any, referred to in Paragraph 6, and to the extent that it may be found to be illegal and/or unenforceable in any of said geographical areas, this Agreement shall not be affected thereby with respect to each other geographical area.

       17. TEAM POLICIES, REGULATIONS, AND GUIDELINES FOR EMPLOYEES. Team may issue policies, rules, regulations, guidelines, procedures, or other informational material, whether in the form of handbooks, memoranda, or otherwise, relating to its employees. These materials are general guidelines for Ryan's information and shall not be construed to alter, modify, or amend this Agreement for any purpose whatsoever.

       18. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof, unless expressly provided otherwise herein. No amendment, modification, or termination of this Agreement, unless expressly provided otherwise herein, shall be valid unless made in writing and signed by each of the parties whose rights, duties, or obligations hereunder would in any way be affected by an amendment, modification, or termination. Unless expressly set forth herein, no representations, inducements, or





                                      10.
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agreements have been made to induce either Ryan or Team to enter into this
Agreement. This Agreement is the sole source of rights and duties as between Team and Ryan relating to the subject matter of this Agreement.

       19. KEY-MAN INSURANCE. Team shall be entitled to own, purchase and maintain life or other insurance on the life or disability of the Ryan for Team's exclusive benefit. Ryan shall execute all documents and perform all acts necessary to enable Team to effect such insurance.

       IN WITNESS WHEREOF, the parties have executed this Agreement on this the 29th day of July, 1997, to be EFFECTIVE as of June 1, 1997.



                                           /s/ William A. Ryan
                                    ------------------------------------------
                                    WILLIAM A. RYAN

                                    Address:

                                    1550 Tower
                                    Winnetka, IL 60093


                                    TEAM, INC.



                                    By:  /s/ Kenneth M. Tholan
                                       ---------------------------------------
                                    Kenneth M. Tholan  Senior Vice President
                                    Address:

                                    1019 S. Hood Street
                                    Alvin, TX 77511





                                      11.